                                  AGREEMENT OF LEASE



                                       BETWEEN


                            BALDWIN TOWERS ASSOCIATES, L.P.


                                     AS LANDLORD


                                         AND


                                Neptune Systems, Inc.


                                      AS TENANT


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                                     OFFICE LEASE


LEASE made this 3 day of April , 1995 by and between BALDWIN TOWERS ASSOCIATES, L.P. (hereinafter called "Landlord"), and NEPTUNE SYSTEMS INC. a Pennsylvania Corporation (hereinafter called "Tenant").

                                  WITNESSETH, THAT:


     1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the space consisting of 5,366 rentable square feet on the SEVENTH floor known as Suite 700 (hereinafter referred to as the "Demised Premises") of the building known as 1510 Chester Pike located in Eddystone, Pennsylvania (hereinafter referred to as the "Building"), and more particularly described by the cross-hatched area on the floor plans annexed herein as Exhibit "A", to be used by Tenant for the purpose of GENERAL OFFICES AND SOFTWARE DESIGN and for no other purpose.

     2. TERM. Tenant shall use and occupy the Demised Premises for a term of TEN (10) years, commencing on the FIRST day of JULY, 1995 and ending on the THIRTIETH day of JUNE, 2005 unless sooner terminated as herein provided.

     3.   MINIMUM RENT.

          (a) See Rent Rider attached. The first installment to be payable on the execution of this Lease and subsequent installments to be payable on the first day of each successive month of term hereof following the first month of such terms.

          (b) If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth of the fixed monthly rental for each day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

          (c) All rent and other sums due to Landlord hereunder shall be payable to BALDWIN TOWERS ASSOCIATES. L.P. and mailed to the office of Landlord at 555 NORTH LANE, SUITE 6101, CONSHOHOCKEN, PENNSYLVANIA, 19428, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

          (d) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same, shall become due and payable such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.


                                 Page-2

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     4.   ESCALATION IN TAXES, OPERATING COSTS, COSTS OF LIVING: COST OF
ELECTRICITY.

          (a)  Definitions.   As used in this section 4, the following terms
shall be defined as hereinafter set forth.

          (i) "TAXES" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part, for (or in lieu of) any tax which would otherwise be included within the defined herein.

          (ii)  "Base year operating expenses" shall be $3.50 per square foot.

          (iii) "TENANT'S FRACTION" shall be a fraction, the numerator of which is the Demised Rentable Square Feet and the denominator of which is the Rentable Square Feet in the Building. [5,366/175,878]

          (iv) (A) "Operating Expenses" shall mean except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employed by Landlord for rendering service in the normal operation, cleaning, maintenance, and repair of the Building: (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Building; (4) cost of insurance for the Building including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; and
(6) legal and accounting expenses; (7) real estate taxes (8) management expense.

The term "Operating Expenses" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business;
(5) commissions.

          (B) In determining Operating expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year.


                                Page-3
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          (C)  If, after the Base Year for Operating Expenses, Landlord shall eliminate any component of Operating Expenses, as a result of the introduction of a labor saving device or other capital improvement, the corresponding item of Operating Expenses shall be deducted from the Operating Expenses expended by Landlord in said Base Year for purposes of calculating Tenant's Proportionate Share of any increased Operating Expenses.

          (vi)  "DEMISED RENTABLE SQUARE FEET" shall mean 5,366 square feet.

          (vii) "RENTABLE SQUARE FEET IN THE BUILDING" shall mean 175,878 square feet.

          (b)  Escalation of Operating Expenses

          (i) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) subsequent to the Base Year for Operating Expenses, there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of the increase, if any, of Operating Expenses for such year over the Base Year Operating Expenses (appropriately prorated for any partial calendar year included within the beginning and of the term).

          (ii) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof subsequent to the Base Year for Operating Expenses;

          (A) A statement (the "Expense Statement") setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

          (B) A statement of Landlord's good faith estimate of Operating Expenses, and the amount of Tenant's Fraction thereof (the "Estimated Share"), for the current calendar year.

          (iii) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses (or Landlord shall pay to Tenant, if the following quantity is negative):

          (A) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

          (B) The amount, if any, by which the aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.


                                 Page-4
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          (iv)  On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

     5. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. If no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building which pro-rata share shall be based on the percentage which the Demised Rentable Square Feet bears to the square footage of the areas of the Building serviced by such utility. Utility bills shall be paid by Tenant within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease.

     6. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the sum of SIX THOUSAND TWO HUNDRED SIXTY DOLLARS ($6,260.00) which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). Tenant shall, upon demand, restore any portion of said security deposit which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied said sum on account of a default, the security deposit shall be returned (without interest) to Tenant promptly at termination of this Lease.

     7.   SERVICES.  Landlord agrees that it shall:

          (a) Provide passenger elevator service to the Demised Premises during all days with one (1) elevator subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building;

          (b) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and

          (c) Furnish the Demised Premises with electric for heating, hot and chilled water and air-conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, adding machine and other machinery and equipment normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.


                                   Page-5
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Tenant, at Tenant's sole expense, shall be responsible for the installation, maintenance, and use of any equipment or any kind or nature whatsoever which would or might necessitate any changes, replacements, or additions to the water system, plumbing system, heating system, air-conditioning system, or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of the Landlord, and in the event such consent is granted, such replacement, changes or additions shall be paid for by Tenant. It is understood that Landlord does not warrant that any of the services referred to in this Section 6 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages by abatement or rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take action within its control.

     8. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that it shall:

          (a) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises;

          (b) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the term, to prospective tenants;

          (c) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

          (d) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

          (e) Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building Lobby;


                               Page-6

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          (f)  Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

          (g) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature);

          (h) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

          (i) Observe the rules and regulations annexed hereto as Exhibit "C", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

     9. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. if Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sub lease or assignment be furnished to Landlord and that any assignee assume in. writing all obligations of Tenant hereunder., Tenant shall not mortgage or encumber this Lease.

     10. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if repairs improvements or decoration of the Demised Premises are not completed, or for any repairs, improvements or decoration of the Demised Premises are not completed, or for any other reason. Landlord shall not be subject to any liability to Tenant Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease. Notwithstanding the foregoing, if Landlord fails to deliver possession to Tenant by August 1, 1995, Tenant shall receive one day of free rent for each day after August 1, 1995, that Tenant is delayed in obtaining possession.

     11. FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate.


                                    Page-7

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In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

     12. LIABILITY. Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premise from any cause whatsoever unless such damage, loss or injury is the result of the willful and gross negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence to the extent Tenant is compensated therefor by Tenant's insurance. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises, unless due to Landlord's fault.

     13. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under an statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease.

     14.  INSOLVENCY.

     (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in
Section 15 herein.


                                    Page-8

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     15.  DEFAULT.

     (a) If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within fifteen (15) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure), but in any event within thirty (30) days after written notice thereof by Landlord, or if any of the events specified in Section 14 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

          (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

          (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days' notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

     (b) For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

          (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

          (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

          (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable to precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).


                                    Page-9

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     (c)  In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and al! other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

     (d) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

          (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease Were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and' management commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting ( and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

          (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

     (e) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.


                                    Page-10

     (f) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

     (g) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

     (h) In the event of any default occurrence by which Landlord shall have the rights and remedies specified in this Section 15:

          (i) Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to Confess Judgment against Tenant (whether by Complaint to Confess Judgment or otherwise) in favor of Landlord for any amount due to Landlord hereunder (including without limitation the Accelerated Rent Component), together with interest and costs and an attorney's commission of five percent (5%) of the amount due; and

          (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue.

     (i) Tenant hereby waives all errors and defect of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five (5) days' notice shall be sufficient in any case where a longer period may be statutorily specified.

     (j) If rent or any other sum due from Tenant to Landlord shall be over due for more than five (5) days after notice from Landlord, it shall thereafter bear interest at the rate of twenty percent (20%) per annum (or, if lower, the highest legal rate) until paid.


                                    Page-11

     16. SUBORDINATION. This lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination, Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

     17. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered or certified mail addressed to Tenant at the Building, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.

     18. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the term of this Lease.

     19.  MISCELLANEOUS.

          (a) Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

          (b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir , legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.


                                    Page-12

          (c) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (i) month's rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise Tenant shall look solely to the equity of Landlord in its interest in the Building.

          (d) Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

     20. LANDLORD IMPROVEMENT. Landlord shall , in a good and workmanlike manner, cause the Demised Premises to be completed in accordance with the plans approved by Landlord and Tenant pursuant to Exhibit "A" hereof, reserving the right to: (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; and (b) make changes necessitated or by conditions met during the course of construction, provided that Tenant's approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings).

     21. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of; or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.


                                    Page-13

     22. RENT TAX. If; during the term of this Lease or any renewal or extension thereof; any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected there for, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

     23. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

     24. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     25. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

     26. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

     27. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenants use thereof; comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to person in amounts at least equal to One Million ($1,000,000) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof; together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.


                                    Page-14

     28.  ESTOPPEL STATEMENT.  Tenant shall from time to time, within ten
(10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

     29. RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another suite of comparable size and decor in order to permit landlord to consolidate the Premises with other adjoining space leased or to he leased to another tenant in or coming into the Building. In the event of any such relocation, Landlord will pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the premises and the expense of moving Tenant's furniture and equipment to the relocated premises. Occupancy of the new Premises shall be under and pursuant to the terms of this lease. Tenant will have right of first offer to lease contiguous space after initial lease-up of such space.

     30. TENANT'S APPROVAL. Prior to installation, Tenant shall have the right to inspect the following items that are included as Tenant
Improvements:

          1. All telephone and data cable within the Demised Premises (to meet specifications provided by Tenant).
          2. All pinouts to be used on end connectors prior to being punched down within the Demised Premises (to meet specifications provided by Tenant).
          3.  All lighting fixtures within the Demised Premises

     IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                       LANDLORD: BALDWIN TOWERS ASSOCIATES, L.P.


                                       BY:  /s/  [illegible]
                                          -------------------------------------

                                       DATE:  4/3/95
                                             --------


                                       TENANT:   NEPTUNE SYSTEMS, INC.


                                       BY:  /s/  [illegible]
                                          -------------------------------------

                                       DATE:  4/3/95
                                             --------


                                    Page-15

                                 SCHEDULE "A"

                                  RENT RIDER



     PERIOD               ANNUALLY           MONTHLY        PER SQ.FT.
     ------               --------           -------        ----------
7/1/95 - 6/30/96         $59,026.00          $4,18.33         $11.00
7/1/96 - 6/30/00         $80,490.00         $6,707.50         $15.00
7/1/00 - 6/30/05         $85,856.00         $7,154.67         $16.00



                                    Page-16

                                     EXHIBIT "C"


                            BUILDING RULES AND REGULATIONS


     1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a tenant, its agents or employees, shall be paid for by the Tenant.

     2. Each Tenant will refer all contractors, contractors representatives and installation techniques rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before permanence of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     3. No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, , advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. A directory in a conspicuous place, with the names of tenants, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

     4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

     5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant's lease.



Initial [ILLEGIBLE]
       ---------------
        [ILLEGIBLE]
       ---------------

                                Page-17

     6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

     7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

     8. No person shall disturb the occupants of the Building by the use of any musical instruments, the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

     9.   No bicycles or similar vehicles will be allowed in the building.

     10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

     11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

     12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

     13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.


     14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

     15. No tenant shall store anything outside the building or in any common areas in the building.


Initial [ILLEGIBLE]
       ---------------
        [ILLEGIBLE]
       ---------------


                                  Page-18

                                   [MAP]

                                LEASE AMENDMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Agreement dated JULY 6, 1995 to be made part of a certain Lease dated APRIL 3, 1995 between BALDWIN OFFICE ASSOCIATES, L.P. (henceforth called "Landlord") and NEPTUNE SOFTWARE (henceforth called "Tenant") for OFFICE space in the BALDWIN TOWERS OFFICE BUILDING, EDDYSTONE, PENNSYLVANIA as more particularly described below:

1. The Commencement Date noted in Section 1 of the Lease shall change to September 1, 1995 or later by XXXXXXXXXXXX three weeks prior written notice to Tenant.

2.   Schedule "A" of the Lease shall change to the following:


          PERIOD         MONTHLY        ANNUALLY            PER SQ. FT.
          ------         -------        --------            -----------
     Months 01-04          $0             $0                    $0
     Months 05-12        $4,918.83      $59,026.00            $11.00
     Months 13-60        $6,707.50      $80,490.00            $15.00
     Months 61-120       $7,154.67      $85,856.00            $16.00


3. Upon Tenant occupancy, Landlord shall issue a payment to Tenant of $5,000.00 as additional XXXXXXXXX.

4. The XX sentence of Section 10. DELAY IN POSSESSION, noted with an asterisk, becomes void and unenforceable.

5. All other terms and conditions of the Lease shall remain in full force and effect.

6. Provided Tenant is XXX in Default of any of the terms or conditions of this Lease XXXXXXXX this Lease on the date of the sixth anniversary of the Commencement Date by XXXXXXXXXXXXXX months' prior written notice of such intention and delivering a fee (the XXXXXXXXXXX eight months rent plus all Landlord's costs associated with the lease transaction XXXXXXXXX to be amortized over the remaining Lease Term assuming an interest rate of twelve percent (12%).

7.   Landlord shall be known as Baldwin Office Associates, L.P.


AGREED AND ACCEPTED




/s/ [illegible]
-----------------------------------     -----------------------------------
NEPTUNE SOFTWARE                        BALDWIN OFFICE ASSOCIATES, L.P.

DATE:   7/6/95                          DATE:

                              AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE ("AMENDMENT") is made this 17th day of June, 1996 between BALDWIN OFFICE ASSOCIATES, L.P. ("LANDLORD") and NEPTUNE SYSTEMS, INC. ("TENANT").

                                 BACKGROUND

     A. Landlord and Tenant are parties to that certain Lease dated April 3, 1995 (the "Lease"), pursuant to which Landlord leased to Tenant approximately 5,366 square feet of space (the "Original Leased Premises") on the sixth
(6th) floor of the building ("Building") known as Baldwin Tower located at 1510 Chester Pike, Eddystone, Pennsylvania.

     B. The parties desire to relocate the premises leased to Tenant under the Lease from the sixth (6th) floor to the third (3rd) floor and to increase the total leased square footage to thirteen thousand nine hundred eighty (13,980) rentable square feet (the "New Demised Premises").

     C. The parties desire to amend the Lease to provide for the New Demised Premises and to make certain other amendments to the Lease as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Demised Premises defined in Section 1 of the Lease changes to the New Demised Premises containing 13,980 rentable square feet located on the third floor of the Building, known as suite 640.

2. The Term defined in Section 2 of the Lease shall be ten (10) years and nine days commencing on July 22, 1996 and ending on July 31, 2006.

3.   The Schedule "A" Rent Rider to the Lease changes to the following:

                  PERIOD                   MONTHLY        ANNUALLY
       July 15, 1996 - July 31, 1997      $15,757.50     $189,090.00
       August 1, 1997 - July 31, 2001     $19,222.50     $230,670.00
       August 1, 2001 - July 31, 2006     $20,387.50     $244,650.00

4. Tenant's fraction defined in Section 4(a)(iii) of the Lease changes to 13,980/166,250 (i.e. 8.41%).

5. Landlord shall improve the New Demised Premises according to the plan drawn by T. E. Hall Architects dated May 28, 1996, Revision #2, a copy of which Plan is attached hereto as EXHIBIT "A" and made a part hereof. The cost of improving the New Demised Premises (the "Relocation Cost") which includes a contribution for office furniture of $27,995.20, a moving allowance of $5,000.00 and an improvement allowance of $15.00 per rentable square foot ($209,000.00) shall be borne by the Landlord. In the event that the actual Relocation Cost is greater than $242,695.50 but less than $271,303.00, the portion which is greater than $242,695.50 will be paid 50% by the Landlord and 50% by the Tenant. In the event the actual Relocation Cost is greater than $271,303.00, the portion which is greater than $271,303.00 will be paid entirely by the Tenant.

6. Tenant shall be notified and offered any space in the Buiding which becomes available on the second, third or fourth floor of the Building prior to such space being leased to a third party. However, Tenant shall not have a right of first refusal with regard to such space.

                                  SCHEDULE "A"

                                   RENT RIDER


     PERIOD                ANNUALLY             MONTHLY         PER SQ. FT.
----------------          ----------           ---------        -----------
7/1/95 - 6/30/96          $59,026.00           $4,918.33          $11.00
7/1/96 - 6/30/00          $80,490.00           $6,707.50          $15.00
7/1/00 - 6/30/05          $85,856.00           $7,154.67          $16.00




                                      Page-16

                           THIRD AMENDMENT TO LEASE

-------------------------------------------------------------------------------

THIS THIRD AMENDMENT TO LEASE ("THIRD AMENDMENT") is made this 26th day of June, 1996 between BALDWIN OFFICE ASSOCIATES, L.P. ("LANDLORD") and NEPTUNE SYSTEMS, INC. ("TENANT").

                                     BACKGROUND

A. Landlord and Tenant are parties to that certain Lease ("LEASE") dated April 3, 1995, pursuant to which Landlord leased to Tenant approximately 5,366 square feet of space (the "ORIGINAL LEASED PREMISES") on the sixth floor of the building ("BUILDING") known as Baldwin Tower located at 1510 Chester Pike, Eddystone, Pennsylvania. The Lease was amended pursuant to that certain Lease Amendment dated July 6, 1995 (the "FIRST AMENDMENT") and was further amended pursuant to that certain Amendment to Lease dated June 17, 1996 (the "SECOND AMENDMENT").

B. The Second Amendment expanded and relocated the Demised Premises to 13,980 square feet on the third floor of the Building which was referred to as the "NEW DEMISED PREMISES", and the Tenant relinquished its rights in the Original Leased Premises.

C. The Tenant desires to include the Original Leased Premises with the New Demised Premises as part of Tenant's leasehold interest under the Lease.

D. The parties desire to amend the Lease to provide for the inclusion of the Original Leased Premises and to make certain other amendments to the Lease as provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Demised Premises under the Lease shall include the Original Leased Premises and the New Demised Premises totaling 19,346 rentable square feet.

2.   The Schedule "A" Rent Rider to the Lease changes to the following:


              PERIOD                       MONTHLY        ANNUALLY
              ------                       -------        --------
    July 15, 1996 - September 15, 1996   $15,757.50     $189,090.00
    September 16, 1996 - July 31, 1997   $22,465.00     $269,580.00
    August 1, 1997 - July 31, 2001       $25,930.00     $311,160.00
    August 1, 2001 - July 31, 2006       $27,542.17     $330,506.04

3. Tenant's Fraction defined in Section 4 of the Lease changes to 19,346/166,250 (i.e. 11.6%).

4. The first sentence of Paragraph 5 of the Second Amendment is deleted. Tenant shall select its own architect to design the New Demised Premises ("TENANT'S ARCHITECT'S DESIGN"). The Relocation Cost shall be allocated as specified in the Second Amendment. Provided that Landlord approves of Tenant's Architect's Design, in Landlord's sole and absolute discretion, Landlord shall complete the improvement of the New Demised Premises in accordance with Tenant's Architect's Design within sixty (60) days of such approval. In the event Landlord disapproves of Tenant's Architect's Design, Landlord shall deliver the sum of $257,695.20 to be paid as the construction is completed to Tenant, and Tenant shall complete the improvement of the New Demised Premises in accordance with Tenant's Architect's Design at Tenant's sole cost and expense within sixty (60) days of such disapproval. The cost of architectural services associated with the Tenant's Architect's Design shall be included as part of the Relocation Cost.

5.   Section 8 of the Second Amendment is deleted.

6. The terms and conditions of the Lease as modified hereby shall remain in full force and effect and are hereby ratified, confirmed, and reaffirmed for all purposes and in all respects. All capitalized words not otherwise defined herein shall have the meanings as defined in the Lease, the First Amendment or the Second Amendment.




AGREED AND ACCEPTED



/s/ [illegible]                         /s/ [illegible]
-----------------------------------     -----------------------------------
NEPTUNE SYSTEMS, INC.                   BALDWIN OFFICE ASSOCIATES, L.P.

DATE:   6/25/96                          DATE: 6/26/96

                        EXPANSION, EXTENSION & RELOCATION
                                    AMENDMENT
-------------------------------------------------------------------------------

This Amendment dated ___________ to be made part of a certain Lease ("Lease")dated APRIL 3, 1995 between BALDWIN OFFICE ASSOCIATES, L.P. (henceforth called "Landlord") and NEPTUNE SOFTWARE (henceforth called "Tenant") for OFFICE space in the BALDWIN TOWER OFFICE BUILDING, EDDYSTONE, PENNSYLVANIA as more particularly described below:

1. The Demised Premises defined in Section 1 of the Lease changes to 13,980 rentable square feet on the third floor of the Building, known as suite 640.

2.   The Term defined in Section 2 of the Lease shall be ten (10) years and two
     (2) weeks commencing on July 15, 1996 and ending on July 31, 2006.

3.   Schedule "A" Rent Rider changes to the following:

                  PERIOD                   MONTHLY         ANNUALLY
       July 15, 1996 - July 31, 1997      $15,757.50     $189,090.00
       August 1, 1997 - July 31, 2001     $19,222.50     $230,670.00
       August 1, 2001 - July 31, 2006     $20,387.50     $244,650.00

4. Tenant's fraction defined in Section 4(a)(iii) changes to 13,980/166,250 (i.e. 8.41%)

5. Landlord shall improve the Demised Premises according to the attached plan drawn by T. E. Hall Architects dated May 28, 1996, Revision #2. The cost of such buildout which includes a contribution for office furniture of $27,995.20, a moving allowance of $5,000.00 and an improvement allowance of $15.00 per rentable square foot ($209,000.00) shall be borne by the Landlord.

     In the event that the actual costs for improvements are greater than $242,695.50 but less than $271,303.00, the portion which is greater than $242,695.50 will be paid 50% by the Landlord and 50% by the Tenant. In the event the actual costs for improvements is greater than $271,303.00, the portion which is greater than this amount will be paid entirely by the Tenant.

6. Tenant shall be notified of any unit which becomes available on the second, third or fourth floor of the Building - prior to such space being leased to a third party. However, Tenant shall not have a right of first refusal with regard to such space.

7. Provided that Tenant is not in default of any of the terms or conditions of the Lease; as amended hereby, and Landlord is unable to provide additional square footage in the Building sufficient to accommodate the reasonable expansion needs of Tenant, Tenant may buy out of this Lease by providing one year's prior written notice to Landlord, of Tenant's intention to terminate the Lease and paying, at the time of such notice, an amount equal to:

          A. The cost of improvements, commissions, and free rent period associated with this Amendment that will remain unamortized over the balance of the lease term assuming an interest rate of ten percent (10%) at the time of the notice; plus

          B. A Lease Cancellation Payment in accordance with the following schedule:

          LEASE YEAR DURING WHICH NOTICE IS GIVEN      PAYMENT AMOUNT
                         1                             2 1/2 yrs. rent
                         2                             2 1/4 yrs. rent
                         3                                2 years rent
                         4                             1 3/4 yrs. rent
                         5                             1 1/2 yrs. rent
                         6                             1 1/4 yrs. rent
                         7                                1 years rent
                         8                              3/4 years rent
                         9                              1/2 years rent
                         10                               0 years rent

8. Upon Tenant's relocation to the third floor, all partition furniture in the sixth floor space will become the property of the Landlord.

9. All other terms and conditions of the Lease shall remain in full force and effect.

AGREED AND ACCEPTED


--------------------------    ------------------------------
NEPTUNE SOFTWARE              BALDWIN OFFICE ASSOCIATES, L.P.
Date:     /    /              Date:     /    /

                                 BALDWIN OFFICE, INC.

                                     SUBCONTRACT

     THIS SUBCONTRACT ("Subcontract") is made the day of    , 1995, by
             (hereinafter) referred to as the ("Subcontractor") and BALDWIN OFFICE, INC. (hereinafter referred to as the ("Contractor").

     The subcontractor and the Contractor, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, agree as follows:

     1.   THE SUBCONTRACT WORK.

          A. The Subcontractor shall furnish all labor and material for equipment for, and perform all services necessary to complete the Subcontract Work (as hereinafter described) in connection with the rehabilitation of the existing Baldwin Towers general office building located in the Borough of Eddystone, Delaware County, Pennsylvania (hereinafter referred to as the "Project"). The Subcontract Work shall be performed in accordance with the Construction Agreement between Baldwin Office, Inc.(hereinafter referred to as the "Owner") and the Contractor, the exhibits thereto, drawings, plans specifications and other contract documents referred to therein and dated the January 22, 1991, all of which documents are hereinafter referred to as the "Principal Contract" and are incorporated herein by reference. The Subcontract Work shall consist of the items listed on Exhibit "A" attached hereto.

          B. The Subcontractor acknowledges that he has completely reviewed all drawings, specifications, addenda and other contact documents with regard to the Project and is satisfied that it can complete all Subcontract Work in accordance with this Subcontract and the Principal Contract.

          C. The Subcontractor shall perform the Subcontract Work in strict accordance with the Principal Contract as it relates to the Subcontract Work and assumes all the responsibilities and obligations which the Contractor, by the Principal Contract, has assumed and agreed to perform for the Owner. Any work not specifically referred to in this Subcontract but which may be reasonably inferred therefrom shall also be performed and completed when and as required by the Subcontractor. To the extent that the Principal Contract imposes standards that are stricter than those in this Subcontract, the provisions of the Principal Contract shall be given effect.

          D. The Subcontractor acknowledges that it has taken steps reasonably necessary to ascertain the nature and location of the Subcontract Work, and that it has investigated and satisfied itself as to the general and local conditions which can effect the Subcontract Work or its cost, including but not limited to
(1) conditions bearing upon transportation, disposal, handling, and storage of materials; (2) the availability of labor, water, electric power, and roads; (3) uncertainties of weather; (4) the confirmation of conditions of the ground; and
(5) the character of equipment and facilities needed preliminary to and during performance. The Subcontractor also acknowledges that it has satisfied itself as to the character, quality, and quantity of surface and subsurface materials or obstacles and assumes all responsibilities for all such conditions. Any failure of the Subcontractor to take the actions described and acknowledged in this paragraph will not relieve the Subcontractor from responsibility for estimating properly the difficult and cost of successfully performing the Subcontract Work, or for proceeding to successfully perform the Subcontract Work without additional expense to the Subcontractor. The Contractor assumes no responsibility for any conclusions or interpretations made the Subcontractor based on the information made available by the Contractor, any engineer or Owner. Nor does the Contractor assume the Subcontract Work by any of its officers or agents before the execution of this Subcontract, unless that understanding or representation is expressly stated in this subcontract.

          E. The contractor may at any time issue written orders requiring alterations or additions to the Subcontract Work. The Subcontractor shall not alter or perform additions to the Subcontract Work except upon receipt of such written orders.

     2.   TIME OF PERFORMANCE

          A. Time being of the essence hereunder, the Subcontractor shall begin, prosecute, and complete the Subcontract Work at the times required by the Contractor.

          B. If the Subcontractor shall be delayed in beginning, prosecuting or completing the Subcontract Work by the act, omission, neglect or default of the Contractor, the Owner, or any contractor subcontractor performing work upon the Project, or by any damage caused by fire or other casualty for which the Subcontractor is not responsible, the time of the completion of the Subcontract Work shall be extended for such period of time as the time lost by reason of any of the aforesaid causes. Such an extension shall be the Subcontractor's sole and exclusive remedy for such delay and the Contractor shall not be responsible for any increased costs, charges, expenses or damages of any kind resulting from such delay.

          C. No allowance of an extension of the time for performance of the Subcontract Work will be granted, unless a claim therefore is presented to the Contractor in writing within forty-eight hours of the occurrence of the cause hereof.

          D. If the contractor shall at any time be behind in the Subcontract Work, or if in the opinion of the Contractor, the Subcontractor is delaying the progress of the work necessary to complete the Project, then and in either such event, if requested by the Contractor, the Subcontractor, at its sole cost and expense, shall perform such overtime work as may be necessary to keep abreast with the general progress of the work at the Project, and/or to complete the Subcontract Work at the time required by the Contractor and Subcontractor is set forth on Exhibit "A" together with the description of the Subcontract Work.

   3.     PAYMENT

          A. The space Contractor shall pay the Subcontractor for the performance of the Subcontract Work the Sum of
($           )(hereinafter referred to as the "Subcontract Price"), subject to such additions and deductions for alterations or additions to the Subcontract Work as may be ordered by the Contractor. The Subcontract Price shall be paid to the Subcontractor as hereinafter provided.

          B. Before beginning the Subcontract Work, the Subcontract shall prepare and submit to the Contractor for approval an itemized breakdown of the Subcontract Price, allocating amounts thereof to the several items of work and material of the Subcontract Work conforming to the breakdown of items designated by the Contractor, which itemized breakdown, upon approval by the Contractor, shall be used as the basis for all requisitions for payment submitted by the Subcontractor to the Contractor.

          C. The Subcontractor, unless otherwise directed by the Contractor, shall submit to the Contractor on or about the tenth (10th) day of each calendar month a requisition containing an itemized estimate of the Subcontract Work done and materials furnished and incorporated into the Project during the recent calendar month which shall be in such form and be supported by such information, certificates and documents as the contractor shall require. The amount to which the Subcontractor shall be entitled upon any such monthly requisition shall be the amount approved by the Owner's construction lender.

          D.   It is the intent of the Contractor and the Subcontract that:
(1) payments to the Subcontractor shall be made from a fund, the sole source of which shall be funds paid by the Owner to the Contractor, and (2) the risk of the Owner's insolvency and/or failure to make such payments shall be borne by the Subcontractor. With the foregoing in mind, the Contractor and Subcontractor agree that the Contractor shall pay to the Subcontractor within five (5) days after receipt of the corresponding payment from the Owner, ninety percent (90%) of the amount approved by the Owner's construction lender.

          E. The balance due or final payment to the Subcontractor shall be paid by the Contractor to the Subcontractor within five (5) days after receipt of final payment from the Owner for the Subcontract Work. Before issuance of the final payment, the Subcontractor shall submit evidence satisfactory to the Contractor that all payrolls, bills for materials and equipment, and all known indebtedness connected with the Subcontractor's Work have been satisfied.

          F. The Subcontractor agrees to and does hereby accept full and exclusive liability for the payment of any and all contributions, taxes or insurance of any description whatsoever, now or hereafter imposed by any authority, which are measured by the wages, salaries or other remuneration's paid to persons employed by the Subcontractor on work performed pursuant to the terms of this Subcontract. Furthermore, the Subcontractor agrees to and does hereby accept full and exclusive liability for payment of any all personal property taxes, inventory taxes, sales taxes, use taxes, excise taxes, fuel taxes, transportation taxes, franchise taxes, and all other taxes and/or tax assessments in any manner whatsoever relating to the materials, supplies, tools, machinery, equipment and plant which may be purchased, acquired, rented or used by Subcontractor relating to all work performed under this Subcontract as is or may be imposed or assessed by any Federal, State, Local, or other political subdivision or agency. Notwithstanding the foregoing, the Contractor shall have the right, but not the obligation to pay directly to anyone performing any part of the Subcontract Work any amount due for labor, materials, equipment or services supplied in connection with the performance of the Subcontract Work. In such event, the Contractor shall also have the right but not the obligation to pay directly to any tax authority or agency any tax or other payment or charge which the Contractor would have been required to pay or to have withheld and pay. All such payments made by the Contractor shall be credited against the payment then due the Subcontractor. This provision is not intended to and shall not create any third party beneficiary rights in any third party nor shall it impose any obligation upon the Contractor to supervise payments due by the Subcontractor to any of its subcontractors, materialmen, laborers, suppliers or taxing authorities.

          G. The Contractor may deduct from amounts due or to become due to the Subcontractor, any sums due or to become due to the Contractor from the Subcontractor whether or not said sums are in any way related to this Subcontract or Project. Contractor may apply such deducted funds to any account related or unrelated to this Subcontract or Project, wherein the obligations of the Subcontractor have not been discharged and wherein the Contractor's interests are directly or indirectly involved.

               If the Subcontractor is in default of, or breaches or fails to comply with any provision, covenant or requirement of this Subcontract; or any person assets, or indicates that he will assert, any lien, claim, demand or charge against the Project or land or improvements or funds related to the Project, or against the Owner or the Contractor, arising from Subcontractor's performance of this Subcontract, the Contractor may, at this option, withhold out of any payments due or to become due to the Subcontractor such amounts as the Contractor, in its sole discretion, may deem sufficient to completely protect and indemnify the Contractor and the Owner from any and all loss, damage and/or expense therefore, including attorney's fees and litigation costs, until the condition requiring such measures has been remedied by the Subcontractor. If the offending condition is not remedied by the Subcontractor within a reasonable period of time, the Contractor may, in its discretion, determine as being in the best interest of itself and/or the Owner. If the Contractor is compelled to expend monies in defending, discharging or otherwise disposing of any claim or lien or other demand in excess of retained or withheld sums, the Subcontractor shall, upon demand, reimburse the Contractor for the excess amount so expended, including reasonable attorney fees and costs incurred by Contractor incident to such defense, discharge or disposition and/or incident to Contractor's collection from Subcontractor of such excess.

          H. Payments made hereunder shall not be evidence of the acceptance of performance of this Subcontract, either wholly or in part, and no payment shall be construed to be an acceptance of the Subcontract Work, or any part thereof. Acceptance by the Subcontractor of the final payment hereunder shall be deemed to be a complete and unconditional release of any and all existing or future claims or demands by the Subcontractor against the Contractor, known or unknown, hereunder or in connection herewith, whatever they may be or howsoever they may arise, as well as for every action and neglect of the Contractor and any person or firm for whom the Contractor shall or may be deemed responsible.

          I. The Subcontract Price includes all federal, state, municipal and local taxes including but not limited to sales and or use taxes applicable to the performance of the Subcontract Work.

     4.   INSURANCE

     A. The Subcontractor, before beginning the Subcontract Work, shall procure from such insurance company or companies and/or its or their affiliated companies as may be approved by the Contractor, policies with such limits of liability as the Contractor shall deem necessary to protect the Contractor from claims under Workmen's Compensation, Public Liability, Property Damage, and such other insurance or coverage as required by the Contractor or the Principal Contract, including without limitation claims for damages for personal injury, including death, which may arise from operations under this Subcontract carried on either by the Subcontractor or by any of its subcontractors. The Subcontractor shall, by making all payments of the premiums due thereon, maintain said insurance policies in full force and effect until such time as all the Subcontract Work shall have been entirely completely and accepted in accordance with the Principal Contract. Certificates evidencing that such required insurance is in with the Principal Contract. Certificates evidencing that such required insurance is in effect shall be furnished by the Subcontractor to the Contractor promptly after such insurance has been procured. Such certificates shall not be altered, amended or terminated until the insurance company which has issued said policy has given the Contractor notice thereof and thirty (30) days have elapsed from the date of Contractor's receipt of said notice.

          B. In case of the failure of the Subcontractor to provide or maintain such insurance and policies in full force and effect as aforesaid, the Subcontractor hereby authorizes the Contractor, without any notice of its intention to do so, to provide such required policies of insurance and other coverage, on behalf for the account of the Subcontractor and to pay any and all premiums due thereon, and to deduct the aggregate amount of such premiums so paid by the Contractor from any monies, which may be due or thereafter become due to the Subcontractor under this Subcontract.

          C. This Subcontractor, by compliance with the foregoing requirements as to insurance, shall not be relieved from any liability whatsoever imposed by the provisions of this Subcontract, the Principal Contract or otherwise.

     5.   INDEMNIFICATIONS.

          A. The Subcontractor hereby agrees to indemnify and hold harmless the Contractor and its officer's directors, agents, representatives, employees, successors and assigns from and against any and all claims, loss, damage, costs, suits, actions, causes of action, expenses and liability of any kind which it or any of them may incur, suffer, sustain or be required to pay by reason of the injury or death of any person or the damage to any property whatsoever, caused or alleged to have been caused by any act or omission of the Subcontractor or any of its suppliers or subcontractors, or the employees, agents or representatives of the Subcontractor or any of its suppliers or subcontractors, arising out of, or in any manner connected with the performance of the Subcontract Work.

          B. The Subcontractor agrees to indemnify and hold harmless the Contractor from and against any and all actions, suits, proceedings, claims or demands arising out of, or alleged to have arisen out of the performance of, or the operations under this Subcontract. If any action, suit or proceeding is instituted against the Contractor based upon any liability or defect arising out of or alleged to have risen out of the performance or the operations under this Subcontract, the Contractor shall, within thirty (30) days, give notice in writing thereof to the Subcontractor. Upon the receipt of such notice, the Subcontractor, at its own cost and expense, shall defend against such action, suit proceeding, claim, counterclaim, set-off, recoupment or other defense and take all such steps as the Contractor may deem necessary to prevent the obtaining of Judgment against or the successful maintenance of such claim, counterclaim, set-off, recoupment or other defense against the Contractor. Notwithstanding the foregoing, the Contractor shall be permitted to be represented by its own counsel should Contractor so desire.

          C. If any action, suit, proceeding, claim or demand is made against the Contractor, its officers, directors, agents, representatives, employees, successors or assigns against which the Subcontractor has herein agreed to indemnify the Contractor, then the Contractor may withhold from any payment due or hereafter to become due to the Subcontractor hereunder, an amount sufficient in its sole judgment to protect and indemnify it from such action, suit, proceeding, claim or demand, together with legal fees ad disbursements.

     6.   ADDITIONAL OBLIGATIONS OF THE SUBCONTRACTOR

          A.   The Subcontractor shall:

          (1) provide and supply, in the performance of the Subcontract Work a sufficient number of properly skilled and other workmen and whatever material, tools, equipment, machines, services, storage sheds, workshops, offices, other temporary structures and other facilities which shall be necessary to the performance of the Subcontract Work. The Subcontractor agrees that the Contractor's equipment shall be available to the Subcontractor only at the Contractor's discretion and on mutually agreeable terms. All equipment, materials and articles incorporated in the Subcontract Work shall be new and of the most suitable grade for the purpose intended, otherwise specifically provided in this Subcontract or the contract documents for the Project. References in the contract, documents for the Project to equipment, material, articles, or patented processes by trade, make, or catalog number shall be regarded as establishing a standard of quality. The Subcontractor at its option, may use any equipment, material, article or process that, in the sole judgment of the Contractor, is equal to that named in the Specifications provided in the Principal Contract. The Contractor may withhold such approval for any reason.

          (2) obtain the Contractor's approval of the machinery and mechanical and other equipment to be incorporated into the Subcontract Work. Machinery, equipment, material and articles that are not approved shall be installed or used at the risk of subsequent rejection.

          (3) give all notices and comply with all laws, ordinances, rules and regulations and orders of any public authority bearing on the performance of the Subcontract Work. The Subcontractor shall secure and pay for permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Subcontract Work. The Subcontractor shall also comply with federal, state and local tax laws, social security acts, unemployment compensation acts and worker's or workmen's compensation acts insofar as applicable to the performance of this Subcontract.

          (4) within twenty-four hours after receiving written notice from the Contractor to that effect, proceed to remove from the Project site all materials condemned by the Contractor or the Owner's construction lender, whether worked or unworked, and to take down all portions of the Subcontract Work which the Contractor or the Owner's construction lender shall by like written notice condemn as unsound or improper, or which in any way fails to conform to the drawings or specifications for the Project. The Subcontractor shall make good all work damaged or destroyed thereby.

          (5) at all times keep the Project site free from accumulation of waste material and rubbish resulting from operations under this Subcontract and shall at completion clean up and remove from the Project site all rubbish and debris resulting from the performance of the Subcontract Work.

          (6) coordinate the Subcontract Work with all subcontractors provided however that the Contractor may, at its election, control and direct such coordination. In carrying out its Subcontract Work the Subcontractor shall take all necessary precautions to protect the finished work of other trades from damage caused by its operation.

          (7) not employ any persons in the performance of this Subcontract whose employment might be reasonably objected by the Contractor or Owner. In the interest of harmonious relations and to facilitate the orderly and efficient progress of the work on this Project, the Subcontractor hereby agrees to promptly remove from the Project any supervisor, employee, workman or subcontractor to whom the Contractor reasonably objects and such person or party shall not again be employed in an portion of the Subcontract Work.

          (8) abide by the safety rules and regulations established by the Contractor or promulgated by any federal, state or local government body or agency with appropriate jurisdiction.

     B. The Subcontractor shall not sell, let, assign or transfer this Subcontract, or any part of the Subcontract Work, or any balances or sums of money due or to become due and payable hereunder, without the written consent of the Contractor which consent may be withheld by the Contractor for any reason or no reason.

     C. In the event of any failure of the Subcontractor to complete the Subcontract Work within the required time or upon the dates set forth on Exhibit "A", the Subcontractor shall pay to the Contractor such damages as the Contractor may sustain by reason of any such delay directly or indirectly attributable to or caused by the Subcontractor, including but not limited to, recovery of the Contractor's overhead and expense related to managing and supervising the Principal Contract work during or equal to any period of time resulting from such delay of the Subcontractor; and the Subcontractor further agrees that neither the payment of such damages nor any liability incurred for the payment of such damages shall release the Subcontractor from its obligation to otherwise fully perform this Subcontract; provided however, that the Contractor, in its sole discretion, may in addition to and not in lieu of any foregoing right or remedy immediately and without further notice to the Subcontractor terminate this Subcontract. The Subcontractor further agrees that the Contractor may set-off against any sums due from the Contractor to the Subcontractor for work performed, all damages or reimbursements payable from the Subcontractor to the Contractor pursuant to the terms of this Agreement.

     D. If at any time the Contractor in its sole discretion determines that the Subcontractor's financial condition has become impaired, unstable or unsatisfactory, the Contractor shall have the option to immediately cancel this Subcontract or to initiate such other action as the Contractor may, in its sole discretion, deem necessary for the protection or preservation of its interests and/or the prevention of delay in the efficient and or delay progress of work on the Project, including but not limited to that portion of such work to be performed by Subcontractor hereunder. In the event of such cancellation, the rights of the Contractor shall be the same as if the Subcontractor has willfully refused to further perform this Subcontract.

     E. It is acknowledged that the Subcontract Work provided for in this Subcontract constitutes only a part of the work being performed on this Project for the Owner by the Contractor and other subcontractors. The Subcontractor therefore agrees to perform the Subcontract Work in such a manner that it will not injure or damage any other work performed by the Contractor or any other subcontractor, and Subcontractor further agrees:

          (1) to furnish continuous and effective protection at all times for its work in place and all materials stored for use under this Subcontract and to bear and be solely liable for all loss and/or damage of any kind to it in connection with said work and [ILLEGIBLE] liable for all loss and/or damage of any kind to or in connection with said work and materials at any time [ILLEGIBLE] final completion and acceptance thereof unless said loss or damage is caused solely by the negligence [ILLEGIBLE] and is subject to recovery [ILLEGIBLE] applicable insurance policies as may be in effect.

          (2) to furnish [ILLEGIBLE] be required to adequately protect the work in place and the property of the [ILLEGIBLE] other subcontractors from damage or injury as a result of its execution of this [ILLEGIBLE] from its operations hereunder.

          (3) to report to [ILLEGIBLE] any damage to its property or work in place, describing such damage and circumstances [ILLEGIBLE] available, an estimate of the cost of restoration and identification of the [ILLEGIBLE]

          (4) to repay or [ILLEGIBLE] any damage or injury to the work or property of the Owner, the Contractor and [ILLEGIBLE] to the work or the property of the Owner, the Contractor and other [ILLEGIBLE] by or arising from the performance of its subcontract work, including the cost of replacing, [ILLEGIBLE] removed or displaced in the course of correcting or repairing work [ILLEGIBLE] rejected by the Owner or the Owner's construction lender or which are [ILLEGIBLE] of this [ILLEGIBLE].

   F. Whenever it may [ILLEGIBLE] Contractor to [ILLEGIBLE] Contractor shall be permitted to occupy and/or use any [ILLEGIBLE] of the Subcontract Work which has been either partially or fully completed by the Subcontractor before [ILLEGIBLE] inspection and acceptance thereof by the Owner, but such use and/or occupation shall not relieve the Subcontractor of its guarantee of said work and materials nor of its obligation to make good at its own expense any defect in materials and workmanship which may occur or develop prior to the Contractor's release from responsibility to the Owner, provided, however, the Subcontractor shall not be responsible for the maintenance of such portion of work as may be used and/or occupied by the Contractor, not for any damage thereto that is due to or caused by the Contractor during such period of use.

   7.     MECHANICS' LIEN AND CLAIMS.

          A. The Subcontractor any person or persons acting through or under the Subcontractor shall not file or maintain any mechanics' claims or liens against the Project, or any of the building included in the he Project, or the ground which the Subcontract Work is to be performed, for or on account of any work done or materials furnished by the Subcontractor and any such person or persons as aforesaid for the Subcontract Work under this Subcontract, or otherwise. The Subcontractor, for and on behalf of the Subcontractor any other person or persons as aforesaid, hereby expressly waive and relinquish the right to have, file or maintain any mechanics' claim or lien against the Project, the buildings included in the Project and the ground upon which the Subcontract Work is to be performed, or any of them, which waiver shall be and hereby is made an independent covenant and shall operate and be effective also with respect to work and labor done and materials furnished under any supplemental agreement between the Contractor and Subcontractor, or any agreement for extra work done, performed, furnished or supplied in and about the Project, although not therein referred to as work and labor performed and materials furnished under this Subcontract.
Upon the execution of this Subcontract, the Subcontractor shall properly execute and deliver to the Contractor a waiver of liens in the form supplied to it by the Contractor.

          B. The Subcontractor when required by the Contractor as a condition precedent to the making of the final payment hereunder, shall furnish to the Contractor a full and complete release and discharge, in a form satisfactory to the Contractor, of all liens, claims, and demands arising out of or relation to the Subcontract Work and any and all materials furnished, work done and equipment used in connection therewith. Furthermore, if, prior to final payment, the Owner or any party providing financing for the Project requests a release of liens from the Subcontractor, the Subcontractor shall execute and deliver such release of lien in a form satisfactory to the Owner or such other party.

   8.     DEFAULT.

          A. If the Subcontractor fails to comply, or becomes unable to comply, or with reasonable probability (as determined solely by Contractor) will become unable to comply with any of the provisions of this Subcontract; or if the Subcontractor fails at any time to supply a sufficient number of properly skilled workmen or sufficient supplies, materials, machines, equipment or plant of proper quality or fails in any respect to prosecute the Subcontract Work with promptness and diligence, or cause by any action or omission a stoppage of, delay in, or interference with the work of the Contractor or other subcontractors of the Contractor; or if the Subcontractor abandons the Subcontract Work, or any part thereof, the Contractor may, in addition to and without prejudice to any other right or remedy, terminate this Subcontract and immediately without notice to Subcontractor take over and complete the performance of the Subcontract Work to have been performed hereunder at the expense of the Subcontractor, or the Contractor may, without terminating this Subcontract taking over the Subcontract Work, immediately and without notice to the Subcontractor, furnish the necessary materials and labor by itself or through others, to remedy the situation, all at the expense of the Subcontractor. The parties hereto further agree that any of the following shall, without limitation, at the option of the Contractor, constitute inability to comply with the provisions of this Subcontract for purposes of this Article: (a) the filing of a petition in bankruptcy or a petition for the appointment of a receiver by or against the Subcontractor; or (b) the insolvency of the Subcontractor or its inability to meet its debts as they mature; or (c) the establishment of a committee of creditors involving the Subcontractor's business or assets, or the making of an assignment for the benefit of Subcontractor's creditors, or (d) the failure or refusal of the Subcontractor to respond by written reply to or by satisfactory compliance with, any written order or notice duly issued by the Contractor.

          B. If the Subcontractor shall be adjudged bankrupt, or make a general assignment for the benefit of creditors, or a Receiver be appointed on account of the insolvency of the Subcontractor, or if the Subcontractor at any time refuses or neglects to supply a sufficient number of properly skilled and other workmen and equipment or an adequate amount of materials of the proper quality, as required by the Contractor, or fails to make prompt payment for materials, labor or equipment furnished and supplied in the performance of the Subcontract Work, or fails to submit to the Contractor satisfactory evidence of the payment by the Subcontractor of all indebtedness incurred for material labor and equipment included in any previous monthly statement or fails in the performance of any of the agreements herein contained, the Contractor has the right, without prejudice to any other right or remedy available to the Contractor on forty-eight (48) hours written notice to the Subcontractor, either to provide any such labor, materials or equipment and deduct the cost thereof from any payments then or thereafter due to the Subcontractor, or to terminate the employment of the Subcontractor for the Subcontract Work and to enter upon the Project site and take possession, for the purpose of completing the Subcontract Work, of all materials, tools and appliances thereon and to employ any other person or persons to finish the Subcontract

Work and to provide the materials therefor; and in case of such discontinuance of the employment of the Subcontractor, the Subcontractor shall not be entitled to receive any further payment under this Subcontract.

After the work under the principal contract has been finished and accepted, if the expense incurred by the Contractor in finishing the Subcontract Work exceeds the unpaid balance of the amount to be paid under this Subcontract, the Subcontractor shall pay the difference to the Contractor.

     9.   MISCELLANEOUS

          A. The waiver by the Contractor of any breach or default of this Subcontract by the Subcontractor shall not be construed as a waiver of any other breach or default of the same or any other terms, conditions, provisions or covenants of this or any other agreement between the parties hereto. Forbearance from demanding strict compliance with any term or provision of this Subcontract or any other agreement between the parties hereto shall not operate as a waiver and shall not prevent the Contractor from subsequently demanding strict compliance therewith.

          B. Disputes which may arise hereunder between the Contractor and the Subcontractor shall not interfere with the diligent performance by the Subcontractor of the Subcontract Work.

          C. The laws of the Commonwealth of Pennsylvania shall be applicable to this Subcontract and shall be used to decide any dispute related to this Subcontract.

          D. The Subcontractor agrees that the sole and exclusive venue for any suit brought by it against the Contractor shall be Delaware County, Pennsylvania.

          E. The Contractor and the Subcontractor, and their heirs, executors, administrators, successors and assigns shall be bound by and shall fully perform the covenants herein contained.

          F. Any and all notices given hereunder shall be in writing and shall be sent by certified mail, return receipt requested, addressed as follows:

               If to Contractor:

               BALDWIN OFFICE, INC.
               555 NORTH LANE, SUITE # 6101
               CONSHOHOCKEN, PA 19428

               If to Subcontractor:
               ______________________________
               ______________________________
               ______________________________
or to such other address or addresses as either of the parties hereto shall notify the other in accordance with the terms of this Agreement.



                              CONTRACTOR

                              BALDWIN OFFICE, INC.


ATTEST:__________________     BY: ____________________


                              SUBCONTRACTOR


ATTEST:   ________________    BY: ____________________

                                   GUARANTEE

     The undersigned hereby jointly and severally guarantee to the Contractor the performance of all of the Subcontractor's obligations at the time and in the manner provided for in the foregoing Subcontract including, but not limited to, payment of any sums which the Subcontractor may be required to pay the Contractor because of the Subcontractor's breach of the foregoing Subcontract.

     The undersigned hereby irrevocably authorize and empower any attorney or attorneys or the Prothonotary or Clerk of the Court of record in the Commonwealth of Pennsylvania or elsewhere if the Subcontractor becomes obligated to pay any sum to the Contractor under the terms of the foregoing Subcontract and fails or refuses to do so within ten (10) days of receipt of notice of demand for such payment to appear for and to confess judgment therein against the undersigned for the unpaid amount due the Contractor, together with interest at the rate of twelve percent (12%) per annum from the date of judgment until actual payment is obtained by the Contractor. The undersigned hereby waivers and relinquishes all errors, defects and imperfections in the entry of judgment as aforesaid, or in any proceeding pursuant thereto. If a copy hereof, verified by affidavit, shall be filed in said proceedings, it shall not be necessary to file the original as a warrant of attorney. The Warrant of Attorney to Confess Judgment hereunder shall not be extinguished by one or more exercises thereof, but may be exercised from time to time until all of the Subcontractor's obligations to the Contractor under the foregoing Subcontract are paid in full.

Witnessed by:


____________________________________   __________________________________(SEAL)




____________________________________   __________________________________(SEAL)

                                     EXHIBIT "A"

                         DESCRIPTION OF SUBCONTRACT WORK AND
                     DATE FOR COMPLETION OF THE SUBCONTRACT WORK


     A.   DATE OF COMPLETION.

          The Subcontractor shall complete the Subcontract Work on or before the 31st day of August, 1995.

     B.   The Subcontract Work shall consist of the following:

                           IN THE COURT OF COMMON PLEAS
                          DELAWARE COUNTY, PENNSYLVANIA

BALDWIN OFFICE ASSOCIATES, L. P.        :
A Pennsylvania Limited Partnership      :
                                        :
          Owner-Plaintiff               :
     v.                                 :
                                        :
-----------------------------------     :
          Subcontractor-Defendant       :
                                        :
AND                                     :


-----------------------------------     :
          Subcontractor-Plaintiff       :
     v.                                 :
                                        :
BALDWIN OFFICE ASSOCIATES, L. P.        :
A Pennsylvania Limited Partnership      :
                                        :
          Owner-Defendant               :


                                WAIVER OF LIENS

THIS WAIVER OF LIENS ("Waiver") is made this _______ day of______________, 1995 by _________________ (the "Subcontractor") in favor of BALDWIN OFFICE ASSOCIATES, L. P. (the "Owner").

WHEREAS, the Owner is the legal owner of the real estate located in the BOROUGH OF EDDYSTONE, with an address of 1510 CHESTER PIKE, EDDYSTONE, PA (the "Property"); and

WHEREAS, by an agreement dated July 7, 1995 ("Agreement"), Owner and Baldwin Office, Inc. ("General Contractor") contracted for the construction and completion of certain improvements on the Property as more fully described in the Agreement ("Improvements"); and

WHEREAS, by the terms of the Agreement, General Contractor has agreed that no mechanics or materialman's lien or claim would be filed or maintained on the Property or any part thereof, either by itself or anyone else for or on account of any work, labor, or materials supplied in the performance of the Agreement, or under any supplemental contract for extra work, in the construction or completion of the Improvements on the Property; and

WHEREAS, prior to the date of this Waiver, General Contractor has executed and delivered to Owner a waiver of liens similar to this Waiver; and

WHEREAS, the Subcontractor excecuted a contract with the General Contractor (the "Contract") to provide labor, work, materials and/or supplies at the Property, and the Contract requires the Subcontractor to execute a waiver of liens.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Contract, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Subcontractor, for itself and anyone else acting or claiming through or under it, hereby waives and relinquished all right to file a mechanics' lien, claim or notice of intention to file any lien or claim, and hereby covenants, promises and agrees that no mechanics' lien or claim or other lien or claim of any kind whatsoever shall be filed or maintained against the Improvements or the estate of title of Owner in the Property or curtilage or curtilages appurtenant thereto, by or in the name of Subcontractor or any subcontractor, materialmen or laborers for work done or materials furnished under the Contract or by any of them for and about the Improvements or the Property or any part thereof, or on credit thereof, so that there shall not be any legal or lawful claim of any kind whatever against the Owner for any work done or labor or materials furnished under the Contract for and about the erection, construction and completion of the Improvements, or under any contract for extra work, or for work supplemental thereto, or otherwise.

     2. This Waiver waiving the right of lien shall be an independent covenant and shall operate and be effective as well with respect to work done and materials furnished under any supplemental contract for extra work in the erection, construction and completion of the Improvements as to any work and labor done and materials furnished under the Contract.

     3. In order to give the Owner full power and authority to protect themselves, the Improvements, the Property, the estate or title of the Owner therein, and the curtilage or curtilages appurtenant thereto against any and all liens or claims filed by the Subcontractor or anyone acting under or through him in violation of the foregoing covenant, the Commonwealth of Pennsylvania, to appear as attorney for it, them, or any of them, in any such Court and in its or their name or names, (a) to the extent permitted by law, mark satisfied of record at the cost and expense of the Subcontractor or of any subcontractor, materialman, any and all claim or claims, lien or liens, filed in violation of the foregoing covenant, or (b) cause to be filed and served in the name of Subcontractor or any subcontractor or anyone else acting under or through if any pleading or instrument, or any amendment to any pleasing or instrument previously filed by it or them, to incorporate therein, as part of the record, the waiver contained in this instrument, and for such act or acts, a copy of this executed instrument shall be good and sufficient warrant and authority, and a reference to the court, term and number in which and where this Waiver stall have been filed shall be sufficient exhibit of the authority herein contained to warrant such action, and the Subcontractor does hereby remise, release and quitclaim all rights and all manner of errors, defects and imperfections whatsoever in entering such satisfaction or in filing such pleading, instrument or amendment, or in any way concerning them.

     4. The Subcontractor hereby warrants that no work or labor of whatsoever kind or nature, has as yet been done and that no materials or services whatsoever have as yet been furnished by anyone, under, towards or in connection with the execution or performance of said Contract.

     5. This Waiver shall bind the Subcontractor and its successors and assigns.

     IN WITNESS WHEREOF, the Subcontractor has caused this Waiver of Liens to be duly executed the day and year first written above written.

                                   CORPORATE SUBCONTRACTOR

ATTEST                             ---------------------------

                                   By:
----------------------                 -----------------------

                                   Its:
                                       -----------------------
[CORPORATE SEAL]

WITNESS:                           INDIVIDUAL SUBCONTRACTOR

                                                              (SEAL)
---------------------------        ---------------------------
                                   PRINTED INDIVIDUAL SUBCONTRACTOR NAME

                       FOURTH AMENDMENT TO LEASE

-------------------------------------------------------------------------------

THIS FOURTH AMENDMENT TO LEASE ("FOURTH AMENDMENT") is made this 29 day of October, 1996 between BALDWIN OFFICE ASSOCIATES, L.P. ("LANDLORD") and NEPTUNE SYSTEMS, INC. ("TENANT").

                                     BACKGROUND

A. Landlord and Tenant are parties to that certain Lease ("LEASE") dated April 3, 1995, pursuant to which Landlord leased to Tenant approximately 5,366 square feet of space (the "ORIGINAL LEASED PREMISES") on the sixth floor of the building ("BUILDING") known as Baldwin Tower located at 1510 Chester Pike, Eddystone, Pennsylvania. The Lease was amended pursuant to that certain Lease Amendment dated July 6, 1995 (the "FIRST AMENDMENT") and was further amended pursuant to that certain Amendment to Lease dated June 17, 1996 (the "SECOND AMENDMENT"), and was further amended pursuant to that certain Amendment to Lease dated June 26, 1996 (the "THIRD AMENDMENT").

B. The Second Amendment expanded and relocated the Demised Premises to 13,980 square feet on the third floor of the Building which was referred to as the "NEW DEMISED PREMISES", and the Tenant relinquished its rights in the Original Leased Premises.

C. The Third Amendment includes the Originals Leased Premises with the New Demised Premises as part of Tenant's leasehold interest under the Lease for a total size of the Demised Premises of 19,346 sq. ft.

D. The parties desire to amend the Lease to revise the construction procedures for the New Demised Premises and the payment for those improvements.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Tenant will hire a third party (the "TENANT'S GENERAL CONTRACTOR") to oversee the construction of the New Demised Premises to be built in accordance with the plans and specifications drawn by Collaborative Design dated September 20, 1996. Landlord will not be responsible for any portion of the construction or any timing delays that may occur. Prior to any work being commenced, Tenant's General Contractor and any subcontractors they may employ must sign a Waiver of Liens for the Landlord and deliver certificates of insurance confirming Tenant's General Contractor is adequately insured in Landlords reasonable opinion. All work must be coordinated with the building manager.

2. Landlord shall pay Tenant's General Contractor for work completed, on a monthly basis, an amount not to exceed the Relocation Cost plus an additional Seventy Five Thousand Dollars ($75,000.00) for a total of $332,695.20. Landlord may retain ten percent of this amount until all work is completed and final inspection by proper authorities have been made and passed. Tenant's General Contractor must submit completed draw forms "AIA G702" and "AIA G703" to Landlord in order to receive payment.

3. Tenant agrees to pay, as additional rent, One Thousand Ninety Dollars and Forty Cents per month ($1,090.40) for the remainder of the Lease Term as repayment for Landlord's additional contribution of $75,000.00, plus 12% interest amortized over the balance of the Lease Term.

4. Tenant's General Contractor is obligated to pay all subcontractors for work completed, and Landlord shall have the right to pay all subcontractors directly for work performed in lieu of Tenant's General Contractor.

5.   Tenant's Fraction noted in the Lease shall be 19,346/166,250 (i.e. 11.6%).

6. The Term of the Lease shall end on July 31, 2006 unless sooner terminated as provided in the Lease and/or Third Amendment.

7. The Schedule "A" Rent Rider to the Lease and Lease Amendment dated July 6, 1995, Second Amendment dated June 17, 1996 and Third Amendment dated June 26, 1996 changes to the following:


              PERIOD                       MONTHLY        ANNUALLY
              ------                       -------        --------
    November 1, 1996 - July 31, 1997     $23,555.40     $282,664.80
    August 1, 1997 - July 31, 2001       $27,020.40     $324,244.80
    August 1, 2001 - July 31, 2006       $28,632.57     $343,590.84

     This schedule includes the additional rent noted in section 3 of this Fourth Amendment.

8. The terms and conditions of the Lease as modified hereby shall remain in full force and effect and are hereby ratified, confirmed, and reaffirmed for all purposes and in all respects. All capitalized words not otherwise defined herein shall have the meanings as defined in the Lease, the First Amendment, the Second Amendment or the Third Amendment.

9. Landlord shall guarantee that existing HVAC (heating and cooling) units supply enough tonnage to properly cool the Premises to a maximum of 80 degrees Fahrenheit. In the event that the HVAC units prove inadequate to the task (as determined by and independent engineering consultant selected jointly by Landlord and Tenant), Landlord shall, at Landlord's expense provide additional cooling units to achieve the 80 degree threshold.


AGREED AND ACCEPTED



/s/ [illegible]                         /s/ [illegible]
-----------------------------------     -----------------------------------
NEPTUNE SYSTEMS, INC.                   BALDWIN OFFICE ASSOCIATES, L.P.

DATE:   10/29/96                          DATE:   10/23/96

                      EXPANSION, EXTENSION & RELOCATION
                                 AMENDMENT

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

This Amendment dated ___________ to be made part of a certain Lease ("LEASE") dated APRIL 3, 1995 between BALDWIN OFFICE ASSOCIATES, L.P. (henceforth called "Landlord") and NEPTUNE SOFTWARE (henceforth called "Tenant") for OFFICE space in the BALDWIN TOWER OFFICE BUILDING, EDDYSTONE, PENNSYLVANIA as more particularly described below:

1. The Demised Premises defined in Section 1 of the Lease changes to 13,980 rentable square feet on the third floor of the Building, known as suite 640.

2. The Term defined in Section 2 of the Lease shall be ten (10) years and two weeks commencing on July 15, 1996 and ending on July 31, 2006.

3.   Schedule "A" Rent Rider changes to the following:


              PERIOD                       MONTHLY        ANNUALLY
              ------                       -------        --------
    July 15, 1996 - July 31, 1997        $15,757.50     $189,090.00
    August 1, 1997- July 31, 2001        $19,222.50     $230,670.00
    August 1, 2001 - July 31, 2006       $20,387.50     $244,650.00

4. Tenant's fraction defined in Section 4(a)(iii) changes to 13,980/166,250 (i.e. 8.41%)

5. Landlord shall improve the Demised Premises according to the attached plan drawn by T. E. Hall Architects dated May 28, 1996, Revision #2. The cost of such buildout which includes a contribution for office furniture of $27,995.20, a moving allowance of $5,000.00 and an improvement allowance of $15.00 per rentable square foot ($209,000.00) shall be borne by the Landlord.

     In the event that the actual costs for improvements are greater than $242,695.50 but less than $271,303.00, the portion which is greater than $242,695.50 will be paid 50% by the Landlord and 50% by the Tenant. In the event the actual costs for improvements is greater than $271,303.00, the portion which is greater than this amount will be paid entirely by the Tenant.

6. Tenant shall be notified of any unit which becomes available on the second, third or fourth floor of the Building - prior to such space being leased to a third party. However, Tenant shall not have a right of first refusal with regard to such space.

7. Provided that Tenant is not in default of any of the terms or conditions of the Lease; as amended hereby, and Landlord is unable to provide additional square footage in the Building sufficient to accommodate the reasonable expansion needs of Tenant, Tenant may buy out of this Lease by providing one year's prior written notice to Landlord, of Tenant's intention to terminate the Lease and paying, at the time of such notice, an amount equal to:

          A. The cost of improvements, commissions, and free rent period associated with this Amendment that will remain unamortized over the balance of the lease term assuming an interest rate of ten percent (10%) at the time of the notice; plus

          B. A Lease Cancellation Payment in accordance with the following schedule:

   Lease year during which notice is given      Payment amount
   ---------------------------------------      --------------
                  1                             2 1/2 yrs. rent
                  2                             2 1/4 yrs. rent
                  3                                2 years rent
                  4                             1 3/4 yrs. rent
                  5                             1 1/2 yrs. rent
                  6                             1 1/4 yrs. rent
                  7                                1 years rent
                  8                              3/4 years rent
                  9                              1/2 years rent
                  10                               0 years rent

8. Upon Tenant's relocation to the third floor, all partition furniture in the sixth floor space will become the property of the Landlord.

9. All other terms and conditions of the Lease shall remain in full force and effect.

AGREED AND ACCEPTED




-----------------------------------     -----------------------------------
NEPTUNE SOFTWARE                        BALDWIN OFFICE ASSOCIATES, L.P.

DATE:   /  /                            DATE:   /  /

                                 RELOCATION AMENDMENT


This Amendment dated MARCH 25, 1997 to be made part of a certain Lease dated APRIL 3, 1995 between BALDWIN OFFICE ASSOCIATES, L.P. (henceforth called "Landlord") and NEPTUNE SYSTEMS INC. (henceforth called "Tenant") for OFFICE space in the BALDWIN TOWER BUILDING, EDDYSTONE, PA as more particularly described below:

1. Tenant shall return 5,366 rentable square feet in the southwing of the 6th floor of the building and shall lease an additional 3,090 rentable square feet in the southwing of the 3rd floor of the building.

2.   The Commencement Date for this Amendment shall be May 1, 1997.

3. Tenant's proportionate share shall noted in Section 4(a)(iii) shall change to 17,070/166,250.

4.   Minimum Rent shall be based on the following schedule:


     PERIOD              MONTHLY             ANNUALLY            PER SF
     ------              -------             --------            ------

     5/1/97-7/31/97      $20,783             $249,396            $14.61
     8/1/97-7/31/01       23,842              286,104             16.76
     8/1/01-7/31/06       25,264              303,168             17.76

5.   Tenant shall lease the space in "AS IS" condition.

6. All other terms and conditions contained in the Lease shall remain in full force and effect, including but not limited to the default provisions contained in Section 15.

7.   Four parking spaces dedicated to Neptune.


/s/ [illegible]                                    /s/ [illegible]
-------------------------------                    ------------------------
BALDWIN OFFICE ASSOCIATES, L.P.                    NEPTUNE SYSTEMS INC.

Date:   4/29/97                                    Date:   4/18/97

                           FIFTH AMENDMENT TO LEASE REVISED


This Revised Fifth Amendment to Lease ("Fifth Amendment Revised") is made this 23 day of March, 1998 between BALDWIN OFFICE ASSOCIATES, L.P
("Landlord") and EXE TECHNOLOGIES, INC. ("Tenant").

                                      BACKGROUND

A.   Landlord and Tenant are parties to that certain Lease ("Lease") dated
     April 3, 1995, pursuant to which Landlord leased to Tenant approximately 5,366 square feet of space (the "Original Leased Premises") on the sixth floor of the building ("Building") known as Baldwin Tower located at 1510 Chester Pike, Eddystone, Pennsylvania. The Lease was amended pursuant to that certain Lease Amendment dated July 6, 1995 (the "First Amendment") and was further amended pursuant to that certain Amendment to Lease dated June 17, 1996 (the "Second Amendment"), and was further amended pursuant to that certain Amendment to Lease dated June 26, 1996 (the "Third Amendment").

B. The Second Amendment expanded and relocated the Demised Premises to 13,980 square feet on the third floor of the Building which was referred to as the "New Demised Premises", and the Tenant relinquished its rights in the Original Leased Premises.

C. The Third Amendment includes the Original Leased Premises with the New Demised Premises as part of Tenant's leasehold interest under the Lease for a total size of the Demised premises of 19,345 square feet.

D. The Fourth Amendment amended the Lease to revise the construction procedures for the New Demised Premises and the payment for those improvements.

E. The Relocation Amendment changed the Tenant's proportionate share to 17,070/166,250.

F. The Fifth Amendment to Lease amended the Lease to add 2,908 square feet located on the sixth floor to the Demised Premises for a total of 22,254 square feet.

G. The parties derive to correct the square footage and rent schedule noted in the Fifth Amendment to the following.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


1. As of March 9, 1998 the 2,908 square feet on the sixth floor of the building (Exhibit "A" attached) will become part of the Demised Premises as outlined in the Lease. The total space known as the Demised Premises will become 19,978 square feet.

2. The Schedule "A" Rent Rider of the Lease and Lease Amendment dated July 6, 1995, Second Amendment dated June 17, 1996, Third Amendment dated June 26, 1996, Fourth Amendment dated October 29, 1996 and Relocation Amendment dated March 25, 1997 changes to the following:

--------------------------------------------------------------------------------
                PERIOD                        MONTHLY             ANNUALLY
--------------------------------------------------------------------------------
     April 1, 1998 - July 31, 2001           $27,737.82          $332,853.84
--------------------------------------------------------------------------------
     August 1, 2001 - July 31, 2006          $29,402.65          $352,831.80
--------------------------------------------------------------------------------

3.   Tenant's Fraction noted in the Lease shall be 19,978/166,250.  (i.e 12.02%)

4. The term of the Lease shall end on July 31, 2006 unless sooner terminated as provided in the Lease and/or Third Amendment.

5. The terms and conditions of the Lease as modified hereby shall remain in full force and effect and are hereby ratified, confirmed and reaffirmed for all purposes and in all respects. All capitalized words not otherwise defined herein shall have the meanings as defined in the Lease. The
     First Amendment, the Second Amendment, the Third Amendment or the Fourth Amendment.

AGREED AND ACCEPTED:


/s/ [ILLEGIBLE]                    /s/ [ILLEGIBLE]
-----------------------            ------------------------------
EXE Technologies, Inc.             Baldwin Office Associates, L.P
Date: March 23, 1998               Date: March 23, 1998

                                      EXHIBIT A


                                        [MAP]








                            BALDWIN TOWERS - SIXTH FLOOR
                      ------------------------------------------
                          1510 Chester Pike, Eddystone, PA

                       Preferred Real Estate Investments, Inc.
                                  (610) 834-1969

                         [LOGO] THOMAS E. HALL, ARCHITECTS

                                    AMENDMENT


This Amendment to the Lease dated April 3, 1995 between Neptune Systems, Inc. and Baldwin Tower Associates, L.P. is dated November 8, 1999. EXE Technologies, Inc. is the successor by merger to Neptune Systems, Inc.

Whereas EXE intends to lease storage space located in the basement of the premises.

Now, therefore, both parties agree to the following:

1. EXE shall lease approximately 120 square feet of storage space as of 11/1/99.

2.   EXE shall remit $70.00 a month for the above space.

3. The term of the lease for the storage space shall be coterminous with the original lease.

4. All other terms and conditions contained in the lease and any other amendment shall remain in full force and effect including but not limited to the default provisions contained in Section 15.


Baldwin Office Associates, LP             EXE Technologies, Inc.


By: /s/ [illegible]                       By: /s/ Christopher F. Wright
    ------------------------------            ----------------------------------

Date:  11/11/99                           Date:  11/5/99
     -----------------------------              --------------------------------

November 27, 1996



Neptune Systems, Inc.
640 Baldwin Tower
Eddystone, PA  19022
Attn:  Jonie Parker


         RE: AGREEMENT OF LEASE DATED APRIL 3, 1995, AS AMENDED ("LEASE") BETWEEN NEPTUNE SYSTEMS, INC. ("TENANT") AND BALDWIN OFFICE ASSOCIATES, L.P. ("LANDLORD")

Dear Joni:

          The purpose of this letter is to clarify the following inconsistancies that have arisen as a result of the many amendments that have been made to the
Lease:

          1) Tenant's termination option set forth in the Amendment to Lease dated June 17, 1996 supercedes and replaces Tenant's termination option set forth in the Lease Amendment dated July 6, 1995.

          2) Tenant's right of first offer to lease contiguous space on the sixth floor has been terminated and replaced with Tenants right to be a first offered available space on the second, third or fourth floors.

          Please confirm that the foregoing is accurate by signing the enclosed copy of this letter and return it to me.


                                                  Sincerely,


                                                  /s/ John McGee
                                                  ----------------------------
                                                  John McGee

    Acknowledged and Agreed
    this ____ day of December, 1996

    NEPTUNE SYSTEMS, INC.


    By:  /s/ Raymond R. Hood
        --------------------------
    Its:  President
        --------------------------